                      STATEMENT REGARDING COMPUTATION OF
               EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                      Youth Services International, Inc.





                                                                   Six
                                                                  Months
                                                                  Ended
                                                                 12/31/96
                                                                ----------
Weighted average shares
   outstanding                                                   9,113,860

Weighted average common stock
   equivalents outstanding:
       Common stock
       Stock options                                             1,421,042
       Warrants                                                    179,828
                                                               -----------
       Total                                                     1,600,870



Assumed treasury stock repurchases:
       Common stock
       Stock options                                               646,555
       Warrants                                                     41,229
                                                               -----------
       Total                                                       687,784



Net weighted average common stock
   equivalents                                                     913,086
                                                               -----------

Total primary weighted average
   common stock and common stock
   equivalents outstanding                                      10,026,946
                                                               ===========

Note:  20% buy back limit                                        1,822,920
                                                               ===========

Net income                                                      $1,535,000
                                                               ===========

Primary earnings per share                                           $0.15
                                                               ===========




Note: The fully-diluted calculation has not been presented as the impact is anti-dilutive.